Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-110332 of Dominion Resources, Inc. on Form S-8 of our report dated June 7, 2004, appearing in this Annual Report on Form 11-K of the Dominion Salaried Savings Plan for the year ended December 31, 2003.

/s/ Deloitte & Touche LLP

Richmond, Virginia
June 23, 2004